SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 23, 2010

ATLANTIC BANCGROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	001-15061	59-3543956
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
Of incorporation)		Identification No.)

1315 South Third Street
Jacksonville Beach, Florida 32250
(address of principal executive offices)
Registrant’s telephone number: (904) 247-9494

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2010, Robin H. Scheiderman resigned from Atlantic BancGroup, Inc.’s (the “Company”) Board of Directors, as well as its Audit Committee.  No executive officer of the Company is aware of any disagreement between Ms. Scheiderman and the Company on any matter relating to the Company’s operations, policies or practices.

Date: April 29, 2010
Atlantic BancGroup, Inc.
(Registrant)

By:	/s/ Barry W. Chandler
Barry W. Chandler
Principal Executive Officer